UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2021

Trinseo S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	001-36473	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Chesterbrook Boulevard, Suite 300,

Berwyn, Pennsylvania 19312

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on which registered
Ordinary Shares, par value $0.01 per share	TSE	New York Stock Exchange

ITEM 1.01 Entry into a Material Definitive Agreement.

On July 19, 2021, Trinseo S.A. (the “Company”), its subsidiaries, Trinseo US Holding, Inc. (“Trinseo”) and Trinseo Europe GmbH (“Trinseo Europe”), Aristech Surfaces LLC (“Aristech”), and SK AA Holdings, LLC (the “Seller”) entered into a Purchase and Sale Agreement (the “Agreement”). Pursuant to, and subject to the terms and conditions of, the Agreement, Trinseo will purchase all of the issued and outstanding membership interests of Aristech from the Seller, and Trinseo Europe will purchase certain intellectual property described in the Agreement from Aristech (the “Acquisition”). The aggregate purchase price of the membership interests and intellectual property assets to be purchased under the terms of the Agreement is $445.0 million, subject to customary adjustments. Pursuant to the terms of the Agreement, Trinseo will deposit a portion of the purchase price into escrow at the closing of the Acquisition and such amount will be released to Seller as described in the Agreement. The Company has provided a customary limited guarantee of Trinseo’s and Trinseo Europe’s obligations under the Agreement in favor of the Seller.

The closing of the Acquisition is subject to the satisfaction or waiver of certain customary closing conditions and contains customary indemnification obligations and customary representations, warranties and covenants, including covenants requiring the Seller to operate the business in the ordinary course consistent with past practices prior to the consummation of the Acquisition.

The parties intend to consummate the Acquisition as soon as practicable following the fulfillment or waiver of the closing conditions set forth in the Agreement, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The foregoing description of the Agreement and the Acquisition does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Agreement contains various representations and warranties made by the parties solely for purposes of the Agreement and as of specific dates set forth therein. Shareholders of the Company are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Agreement or any of their respective subsidiaries or affiliates.

ITEM 9.01Exhibits.

10.1	Purchase and Sale Agreement by and among Trinseo US Holding, Inc., Trinseo Europe GmbH, Trinseo S.A., Aristech Surfaces LLC and SK AA Holdings, LLC dated July 19, 2021.*

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

* Certain schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Trinseo S.A. hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO S.A.

	By:	/s/ Angelo N. Chaclas
	Name:	Angelo N. Chaclas
	Title:	Senior Vice President, Chief Legal Officer, Chief Compliance Officer & Corporate Secretary

Date: July 21, 2021